UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2013

ASPEN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wheeler Road, Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in our current report on Form 8-K filed with the SEC on April 30, 2013, Mark E. Fusco notified us on April 24, 2013 that he will resign as our President and Chief Executive Officer effective September 30, 2013.

On August 9, 2013, the board of directors established the terms of Mr. Fusco’s compensation for the period from July 1, 2014, the start of our 2014 fiscal year, through September 30, 2013, the final day of Mr. Fusco’s employment.  For this period, Mr. Fusco will receive a base salary of $150,000, reflecting a continuation of his annual base salary rate of $600,000 for the fiscal year ending June 30, 2013.  If Mr. Fusco continues to serve as our Chief Executive Officer and President through September 30, 2013, he will be entitled to receive a lump sum cash payment of $450,000, consisting of (a) a payment of $200,000 in lieu of any rights under any management bonus plan for the period and (b) a payment of $250,000 in lieu of any rights to receive equity incentives during the period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: August 13, 2013	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President and General Counsel